Exhibit 23.1

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion in this Form 8-K of our report dated January 25, 1996. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.

                                         /s/  Arthur Andersen & Co.

Mississauga, Canada
September 17, 1996